Exhibit 5.1

טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות'

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

LAW OFFICES | משרד עורכי דין

www.tslaw.co.il

מגדל המוזיאון • רח' ברקוביץ' 4 • תל אביב 64238 • טל. 03-6075000 • פקס. 03-6075050

Museum Tower • 4 Berkowitz St. • Tel Aviv 64238 • Tel. (972) 3-6075000 • Fax. (972) 3-6075050

בית עופר • רח' נחום הפצדי 5 • ירושלים 95484 • טל. 02-6511919 • פקס. 02-6513133

Ofer Building • 5 Hafzadi St. • Jerusalem 95484 • Tel. (972) 2-6511919 • Fax. (972) 2-6513133

Menachem Tulchinsky, Adv.
Doron Stern, Adv.
Amir Levitski, Adv.
David Cohen, Adv.
Isaac Marciano, Adv. (C.P.A.)
Yossi Ratnovsky, Adv. (C.P.A.)
Alon Tabak Aviram, Adv. *
Daniel Chinn, Adv.
Baruch Perl, Adv.
Glenn (Gershon) Shalom-Winter, Adv.*
Uriel Barak, Adv.*
Asaf Ben-Zeev, Adv.
Assaf Benmelech, Adv.
Ayelet Broditzky, Adv.
Michal Markovitz-Blachar, Adv.
Hadas Poraz, Adv.
Dafna Achiam, Adv.
Liat Sass, Adv.
Lana Tavor, Adv.

Alon Fiul, Adv.
Galia Suesskind-Spiegel, Adv.
Alon Kamiel, Adv.
Ofer Dolinsky, Adv.
Talya Michaelson, Adv.
Shimrit Lifshitz-Shachal, Adv.
Efrat Shuster, Adv.
Shira Avnat, Adv.
Uri Nesher, Adv.
Amit Hirsch, Adv.
Tamar Nesher, Adv.
Efrat Almog, Adv.
Jonathan Manor, Adv.
Aviad Avergil, Adv.
Pinhas Yair Bartal, Adv.
Ilanit Levi-Avrahami, Adv.
Liron Levi-Gabay, Adv.
Elad Mirvis, Adv.

מנחם טולצ'ינסקי, עו"ד
דורון שטרן, עו"ד
אמיר לויצקי, עו"ד
דויד כהן, עו"ד
יצחק מרציאנו, עו"ד (רו"ח)
יוסי רטנובסקי, עו"ד (רו"ח)
אלון טבק אבירם, עו"ד *
דניאל צ'ין, עו"ד
ברוך פרל, עו"ד
גרשון שלום-וינטר, עו"ד *
אוריאל ברק, עו"ד *
אסף בן-זאב, עו"ד
אסף בנמלך, עו"ד
אילת ברודיצקי, עו"ד
מיכל מרקוביץ-בלשר, עו"ד
הדס פורז, עו"ד
דפנה אחיעם, עו"ד
ליאת סאס, עו"ד
לנה תבור, עו"ד

אלון פיול, עו"ד
גליה זיסקינד-שפיגל, עו"ד
אלון קרניאל, עו"ד
עופר דולינסקי, עו"ד
טליה מייקלסון, עו"ד
שימרית ליפשיץ-שחל, עו"ד
אפרת שוסטר, עו"ד
שירה אבנת, עו"ד
אורי נשר, עו"ד
עמית הירש, עו"ד
תמר נשר, עו"ד
אפרת אלמוג, עו"ד
יהונתן מנור, עו"ד
אביעד אברגיל, עו"ד
פנחס יאיר ברטל, עו"ד
אילנית לוי-אברהמי, עו"ד
לירון לוי-גבאי, עו"ד
אלעד מירוויס, עו"ד

*	Member of the N.Y. Bar Association

December 9, 2011

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance IV, LLC

Teva Pharmaceutical Finance V, LLC

Teva Pharmaceutical Finance VI, LLC

Teva Pharmaceutical Finance Company B.V.

Teva Pharmaceutical Finance III B.V.

Teva Pharmaceutical Finance IV B.V.

Teva Pharmaceutical Finance V B.V.

Teva Pharmaceutical Finance VI B.V.

Teva Pharmaceutical Finance N.V.

c/o Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131 Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

We have acted as Israeli counsel for Teva Pharmaceutical Industries Limited, an Israeli corporation (“Teva”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form F-3 (the “Registration Statement”) by Teva, Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (“Teva Finance IV LLC”), Teva Pharmaceutical Finance V, LLC, a Delaware limited liability company (“Teva Finance V LLC”), Teva Pharmaceutical Finance VI, LLC, a Delaware limited liability company (“Teva Finance VI LLC” and, together with Teva Finance IV LLC and Teva Finance V LLC, the “LLCs”), Teva Pharmaceutical Finance Company B.V., a Curaçao private limited liability company (“Teva Finance Company BV”), Teva Pharmaceutical Finance III B.V., a Curaçao private limited liability company (“Teva Finance III BV”), Teva Pharmaceutical Finance IV B.V., a Curaçao private limited liability company (“Teva Finance IV BV”), Teva Pharmaceutical Finance V B.V., a Curaçao private limited liability company (“Teva Finance V BV”), Teva Pharmaceutical Finance VI B.V., a Curaçao private limited liability company (“Teva Finance VI BV”) and Teva Pharmaceutical Finance N.V., a Curaçao limited liability company (“Teva Finance NV” and, together with the Teva Finance Company BV, Teva Finance III BV, Teva Finance IV BV, Teva Finance V BV, Teva Finance VI and the LLCs, the “Finance Subsidiaries”). The Registration Statement is filed by Teva and the Finance Subsidiaries (together, the “Companies”) for the registration of the sale from time to time of:

(A) by Teva, (i) American Depositary Shares (“ADSs”), each representing one ordinary share, par value NIS 0.10 per share, of Teva (the “Ordinary Shares”); (ii) senior debt securities (the “Teva Senior Debt Securities”), which may be issued pursuant to an indenture (the “Teva Senior Indenture”) to be executed by Teva and The Bank of New York Mellon, as trustee; and subordinated debt securities (the “Teva Subordinated Debt Securities” and, together with the Teva Senior Debt Securities, the “Teva Debt Securities”), which may be issued pursuant to an indenture (the “Teva Subordinated Indenture” and, together with the Teva Senior Indenture, the “Teva Indentures”) to be executed by Teva and The Bank of New York Mellon, as trustee; (iii) warrants (the “Warrants”) to purchase debt or equity securities of Teva, debt securities of the Finance Subsidiaries or securities of other parties or other rights; (iv) purchase contracts (the “Purchase Contracts”) for the purchase and sale of Teva’s securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above; and (v) units (the “Units”) consisting of one or more Purchase Contracts, Warrants, Teva Debt Securities, Ordinary Shares, ADSs, other equity securities or any combination of such securities; and

(B) by each of the Finance Subsidiaries, (i) senior debt securities (the “Subsidiary Senior Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, a “Subsidiary Senior Indenture”) to be executed by the applicable Finance Subsidiary, Teva and The Bank of New York Mellon, as trustee; and (ii) subordinated debt securities (the “Subsidiary Subordinated Debt Securities”, and together with the Subsidiary Senior Debt Securities, the “Subsidiary Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, a “Subsidiary Subordinated Indenture” and together with the Subsidiary Senior Indentures, the “Subsidiary Indentures”) to be executed by the applicable Finance Subsidiary, Teva and The Bank of New York Mellon, as trustee.

For purposes of the opinions hereinafter expressed, we have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Teva and upon certificates of public officials. We have also considered such questions of Israeli law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In making our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

In connection with the opinions as to enforceability expressed below, such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

In connection with all of the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of Teva shall have duly established and authorized the terms of such security and the related indentures and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been automatically declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by Teva with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the relevant Company (including Teva), or any restriction imposed by any court or governmental body having jurisdiction over Teva.

Our opinions expressed below are based upon our consideration of only those statutes, rules and regulations of the state of Israel which, in our experience, are normally applicable to guarantors or issuers of securities of the nature of the Ordinary Shares, ADSs, Teva Debt Securities, Warrants, Purchase Contracts, Units and Subsidiary Debt Securities.

Based on and subject to the foregoing, we are of the opinion that:

1.	The Amended and Restated Deposit Agreement, dated as of January 11, 2008, among Teva, The Bank of New York Mellon (formerly known as The Bank of New York), as depositary (the “Depositary”), and the Owners and Holders (each as defined therein) from time to time of ADSs issued thereunder (the “Deposit Agreement”) has been duly authorized, executed and delivered by Teva.

2.	When the Ordinary Shares, including the Ordinary Shares underlying the ADSs or any Warrants, Purchase Contracts or Units, are issued in accordance with the assumptions above, such Ordinary Shares will be validly issued, fully paid and non-assessable.

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

3.	When the Teva Indentures have been duly authorized, executed and delivered by the parties thereto in accordance with applicable law, and when the specific terms of a particular series of Teva Debt Securities have been duly authorized and established in accordance with the relevant Teva Indenture and such Teva Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Teva Indenture and any applicable underwriting or other agreement, such Teva Debt Securities will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with their terms.

4.	When the Subsidiary Indentures have been duly authorized, executed and delivered by the parties thereto (including Teva as guarantor) in accordance with applicable law, and when the specific terms of a particular series of Subsidiary Debt Securities have been duly authorized and established in accordance with the relevant Subsidiary Indenture and such Subsidiary Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Subsidiary Indenture and any applicable underwriting or other agreement, Teva’s guarantee under each Subsidiary Indenture with respect to such Subsidiary Debt Securities will constitute a valid and binding obligation of Teva, enforceable against Teva in accordance with its terms.

5.	Under the choice of law or conflicts of law doctrines of Israel, a court, tribunal or other competent authority sitting in Israel has discretion, but should apply to any claim or controversy arising under a Teva Indenture, a Subsidiary Indenture or the Deposit Agreement the law of the State of New York, which is the local law governing the Teva Indentures Subsidiary Indentures and the Deposit Agreement, designated therein by the parties thereto, provided there are no reasons for declaring such designation void on the grounds of public policy or as being contrary to Israeli law.

We do not purport to be expert on the laws of any jurisdiction other than the laws of the State of Israel, and we express no opinion herein as to the effect of any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued or promulgated thereunder.

This opinion is being delivered to you for your information in connection with the above matter and addresses matters only as of the date hereof.

Very truly yours,

/s/ Tulchinsky Stern Marciano Cohen Levitski & Co. Law Offices

Tulchinsky Stern Marciano Cohen Levitski & Co. Law Offices